Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Retail Properties of America, Inc. (the “Company”) for the period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven P. Grimes as Chief Executive Officer of the Company and Julie M. Swinehart as Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ STEVEN P. GRIMES

Steven P. Grimes
Chief Executive Officer

Date:	October 30, 2019

By:	/s/ JULIE M. SWINEHART

Julie M. Swinehart
Executive Vice President,
Chief Financial Officer and Treasurer

Date:	October 30, 2019